Exhibit 11
                        CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on the Kemper Target Equity Fund - Retirement Fund Series I, II, III, IV, V, VI and VII, and Kemper Target Equity Fund - Kemper Worldwide 2004 Fund dated September 17, 1998 in the Registration Statement (Form N-1A) of Kemper Target Equity Fund and their incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-30876) and this Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5896).





                                                               ERNST & YOUNG LLP

Chicago, Illinois
November 23, 1998